UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2019

INRAD OPTICS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-11668	22-2003247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 Legrand Avenue, Northvale, NJ 07647
(Address of Principal Executive Offices, and Zip Code)

(201) 767-1910
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2019, the Board of Directors of Inrad Optics, Inc. (the “Company”) announced that it appointed Theresa Balog, 57, as the Company’s Chief Financial Officer, effective March 16, 2019. Ms. Balog previously served as Chief Financial Officer at MakerBot Industries, a subsidiary of Stratasys Inc.(NASDAQ: SSYS) from August 2013 to May 2015, Director of Finance at IKO Industries from August 2016 to September 2017, and Chief Financial Officer at Clear Align, LLC from February 2018 to May 2019.

Ms. Balog succeeds Elias Kabous who served as the Company’s Interim Chief Financial Officer since October 2018.

The Company issued a press release announcing the appointment of Ms.Balog, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release of Inrad Optics, Inc., dated May 16, 2019, announcing the appointment of Theresa Balog as Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inrad Optics, Inc.

Date: May 16, 2019	By:	/s/ Amy Ekilson
Name:Amy Ekilson
Title President and CEO